Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-185588 on Form S-3 and No. 333-140349 on

Form S-8 of our reports dated February 26, 2014, relating to the financial statements and financial statement schedule of Altra Industrial Motion Corp., formerly Altra Holdings, Inc., and the effectiveness of Altra Industrial Motion Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Altra Industrial Motion Corp. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2014